UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

FedEx Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15829	62-1721435
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road
Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 23, 2025, FedEx Corporation (“FedEx”) announced the early participation results of its previously announced (i) offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding senior notes of certain series (the “Existing Notes”) for new notes (the “New Notes”) and (ii) related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the indentures governing the Existing Notes (each an “Existing Indenture”) of such series to provide for the automatic and unconditional release and discharge of the guarantee of FedEx Freight, Inc. at the time it ceases to be a subsidiary (as defined in the applicable Existing Indenture) of FedEx in connection with the Separation (as defined herein) with respect to that series of the Existing Notes (the “Proposed Amendments”). The Proposed Amendments will not amend or otherwise modify the provisions of the applicable Existing Indenture governing that series of the Existing Notes regarding the application of any proceeds upon the release of a 10% subsidiary guarantor. As used in this Current Report on Form 8-K, the “Separation” means any sale, exchange, transfer, distribution, or other disposition of assets and/or capital stock of one or more subsidiaries of FedEx resulting in the separation of the FedEx Freight business through the capital markets to create a new publicly traded company.

Based on the early tenders as of 5:00 p.m., New York City time, on January 22, 2025 (the “Early Participation Date”), the requisite number of consents have been received to adopt the Proposed Amendments with respect to the Company’s outstanding 3.400% Notes due 2028, 3.100% Notes due 2029, 2.400% Notes due 2031, 4.900% Notes due 2034, 3.900% Notes due 2035, 3.250% Notes due 2041, 4.100% Notes due 2043, 5.100% Notes due 2044, 4.100% Notes due 2045, 4.750% Notes due 2045, 4.550% Notes due 2046, 4.400% Notes due 2047, 4.500% Notes due 2065, 0.450% Notes due 2029 and 0.950% Notes due 2033 (collectively, the “Majority Existing Notes”). As of the Early Participation Date, the requisite number of consents have not yet been received with respect to the remaining series of Existing Notes (collectively, the “Non-Majority Existing Notes”).

The Exchange Offers and Consent Solicitations were commenced in connection with the proposed Separation and are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated January 7, 2025. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on February 6, 2025 (the “Expiration Date”), unless extended or earlier terminated by FedEx.

On January 23, 2025, FedEx also announced that it has amended the terms of the Exchange Offers applicable to eligible holders who validly tender their Existing Notes after Early Participation Date but prior to the Expiration Date to (i) extend a portion of the applicable early participation payment with respect to each series of Majority Existing Notes and (ii) extend the applicable total consideration with respect to each series of Non-Majority Existing Notes.

The New Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A copy of the press release issued by FedEx is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release of FedEx Corporation dated January 23, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDEX CORPORATION

Date: January 23, 2025	By:	/s/ Trampas T. Gunter
Trampas T. Gunter
Corporate Vice President, Corporate Development and Treasurer